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                                                                    EXHIBIT 99.7
                                                          12 MONTHS ACCELERATION



                            KANA COMMUNICATIONS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                             SILKNET SOFTWARE, INC.

                           EMPLOYEE STOCK OPTION PLAN
                   1999 STOCK OPTION AND STOCK INCENTIVE PLAN
                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            INSITE MARKETING TECHNOLOGY, INC. 1997 STOCK OPTION PLAN

OPTIONEE: (First Name) (Last Name),

     STOCK OPTION ASSUMPTION AGREEMENT effective as of the 6th day of February, 2000.

     WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Silknet Software, Inc., a Delaware corporation ("Silknet"), which were granted to Optionee under one or more of the following stock option plans (the "Plans"): the Silknet Employee Stock Option Plan, 1999 Stock Option and Stock Incentive Plan, 1999 Non-Employee Director Stock Option Plan, or the Insite Marketing Technology, Inc. 1997 Stock Option Plan, as previously assumed by Silknet.

     WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the applicable Plan.

     WHEREAS, Silknet has been acquired by Kana Communications, Inc., a Delaware corporation ("Kana") through the merger of Silknet with and into Kana (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Kana and Silknet, dated February 6, 2000 (the "Merger Agreement").

     WHEREAS, the provisions of the Merger Agreement require the obligations of Silknet under each outstanding option under the Plans to be assumed by Kana at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

     WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 1.66 of a share of Kana common stock ("Kana Stock") for each outstanding share of Silknet common stock ("Silknet Stock").

     WHEREAS, the purpose of this Agreement is to evidence the assumption by Kana of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by Kana in the Merger.
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     NOW, THEREFORE, it is hereby agreed as follows:

     1. The number of shares of Silknet Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Silknet Options") and the exercise price payable per share are set forth below. Kana hereby assumes, as of the Effective Time, all the duties and obligations of Silknet under each of the Silknet Options. In connection with such assumption, the number of shares of Kana Stock purchasable under each Silknet Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Kana Stock subject to each Silknet Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Kana Stock under the assumed Silknet Option shall also be as indicated for that option below.


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     SILKNET STOCK OPTIONS                    KANA ASSUMED OPTIONS
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
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# of Shares of                                # of Shares
Silknet                 Exercise Price        of Kana         Adjusted Exercise
Common Stock            per Share             Common Stock    Price per Share
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Silknet Shares          $Silknet Price        (Kana Shares)   $(Kana Price)
--------------------------------------------------------------------------------

     2. The intent of the foregoing adjustments to each assumed Silknet Option is to assure that the spread between the aggregate fair market value of the shares of Kana Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Silknet Stock subject to the Silknet Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Silknet Option immediately prior to the Merger.

     3. Each Silknet Option shall continue to have a maximum term of ten (10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

     4. The following provisions shall govern each Silknet Option hereby assumed by Kana:

          (a) Unless the context otherwise requires, all references in each Option Agreement and the applicable Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean Kana, (ii) all references to "Stock," "Common Stock" or "Shares" shall mean shares of Kana Stock, (iii) all references to the "Board" shall

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     mean the Board of Directors of Kana and (iv) all references to the
     "Committee" shall mean the Compensation Committee of the Kana Board of Directors.

          (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed Silknet Option and all other provisions which govern either the exercise or the termination of the assumed Silknet Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the applicable Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Kana Stock under the assumed Silknet Option.

          (c) Each Silknet Option assumed by Kana which were originally designated as Incentive Stock Options shall remain Incentive Stock Options to the maximum extent allowed by law.

          (d) Each Silknet Option hereby assumed by Kana shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time, except that: (i) Optionee shall, for purposes of such vesting schedule, be immediately credited with an additional twelve (12) months of service as of the Effective Time so that the vesting of each installment under the assumed Silknet Option shall be accelerated by twelve (12) months and (ii) the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

          (e) For purposes of applying any and all provisions of the Option Agreement and the applicable Plan relating to Optionee's status as an employee or a consultant of Silknet, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Kana or any present or future majority-owned Kana subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Silknet Options upon Optionee's cessation of service as an employee or a consultant of Silknet shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Kana and its subsidiaries, and each assumed Silknet Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

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          (f) The adjusted exercise price payable for the Kana Stock subject to each assumed Silknet Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Kana Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Silknet Stock prior to the Merger shall be taken into account.

          (g) In order to exercise each assumed Silknet Option, Optionee must deliver to Kana a written notice of exercise in which the number of shares of Kana Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Kana Stock and should be delivered to Kana at the following address:

          Kana Communications, Inc.
          740 Bay Road
          Redwood City, CA  94063
          Attention:  Stephanie Kuo

     5. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

     IN WITNESS WHEREOF, Kana Communications, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 6th day of February, 2000.

                                        KANA COMMUNICATIONS, INC.

                                        By:

                                           --------------------------------
                                           Frank Huang, VP, General Counsel


                                 ACKNOWLEDGMENT

     The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Silknet Options hereby assumed by Kana are as set forth in the Option Agreement, the applicable Plans and such Stock Option Assumption Agreement.

                                    -------------------------------------
                                    (FIRST NAME) (LAST NAME), OPTIONEE

DATED:  __________________, 2000



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